Exhibit 99.2

Contact:
Cory Stewart
Cookerly Public Relations
404-816-2037
cory@cookerly.com

CFPB Investigation of World Acceptance Corporation Concludes
Consumer Financial Protection Bureau recommends no enforcement action

(Greenville, South Carolina – January 22, 2018) – World Acceptance Corporation (NASDAQ: WRLD), one of the largest small-loan consumer finance companies in North America, today announced the company received a letter from the Consumer Financial Protection Bureau indicating the investigation into the company’s marketing and lending practices has concluded.

More importantly, the CFPB noted it does not intend to recommend enforcement action.
As a result, the company is relieved of the document-retention obligations required by the bureau’s investigation.

“This is a significant step forward for the company,” stated Jim Wanserski, interim president and chief executive officer of the company. “During the investigation, I understand our team fully cooperated with the bureau and responded to every request for information within the specified deadlines.

“I am greatly appreciative of our team’s diligence and professionalism and their ability to provide accurate and thorough information to help bring the investigation to a conclusion.”

About World Acceptance Corporation
World Acceptance Corporation (NASDAQ: WRLD) is one of the largest small-loan consumer finance companies, operating 1,331 offices in 15 U.S. states and Mexico. For more information, visit www.loansbyworld.com.
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